Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 13, 2006 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Overland Storage, Inc.’s Annual Report on Form 10-K for the year ended July 2, 2006.

/s/ PricewaterhouseCoopers LLP

San Diego, California
November 30, 2006